EXHIBIT 99.1

Shenandoah Telecommunications Company to Sell its Towers for $310 Million

EDINBURG, Va., March 01, 2024 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel” or the “Company”) (Nasdaq: SHEN) announced that it has entered into a Purchase and Sale Agreement with Vertical Bridge Holdco, LLC (“Vertical Bridge”) to sell its tower portfolio and operations (“Tower Portfolio”) to Vertical Bridge for $310.3 million in cash (the “Transaction”). The Transaction is subject to customary closing conditions. Vertical Bridge will pay Shentel the $310.3 million purchase price on the date of the initial closing. Subsequent closings will occur as closing conditions are met for any remaining sites. The Company expects an initial closing in March 2024. The Company expects to pay up to $10 million in 2024 income taxes as a result of the gain on the sale after utilization of net operating loss carryforwards. The Shentel Tower Portfolio being sold consists of 226 tower portfolio sites1 and generated $18.6 million in revenue, $9.5 million of operating income and $11.6 million of Adjusted EBITDA2 in 2023. Please refer to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) for additional details on the Transaction.

“The proceeds from the sale of our Tower business will provide Shentel with additional growth capital to support the planned expansion of our Glo Fiber line of business to approximately 600,000 homes and business passings by the end of 2026. With the expected closing of this Transaction and the previously announced $356 million of committed financings supporting our pending acquisition of Horizon Telcom, we believe our capital structure is well balanced and will provide future financial flexibility,” said Shentel’s President and CEO, Christopher E. French.

“We are pleased to add these purpose-built broadband telephony towers to our growing portfolio. The towers are high quality assets with available capacity for additional tenants and are located in difficult areas to build new towers due to zoning restrictions and terrain challenges. The geographic concentration of the portfolio offers a unique opportunity for future deployment of existing and new technologies,” said Vertical Bridge’s President and CEO, Ron Bizick.

About Shenandoah Telecommunications
Shenandoah Telecommunications Company (Shentel) provides broadband services through its high speed, state-of-the-art fiber optic and cable networks to customers in the Mid-Atlantic United States. The Company’s services include: broadband internet, video and voice; fiber optic Ethernet, wavelength and leasing; and tower colocation leasing. The Company owns an extensive regional network with approximately 9,900 route miles of fiber and 219 macro cellular towers. For more information, please visit www.shentel.com.

About Vertical Bridge
Vertical Bridge REIT, LLC is the largest private owner and operator of communications infrastructure and locations in the United States, with a portfolio of more than 500,000 sites, including over 11,000 owned and master-leased towers and the nation's largest and tallest collection of broadcast tower sites. The Company's portfolio spreads across all 50 states and Puerto Rico and is comprised of towers, rooftops, billboards, utility attachments, convenience stores and other locations in support of wireless network deployments. In addition to colocation, Vertical Bridge offers build-to-suit, edge data centers and in-building wireless network solutions.

Based in Boca Raton, Florida, Vertical Bridge was founded in 2014 and is led by a senior management team with over 400 years of collective experience in tower infrastructure and related sectors. Vertical Bridge became the first tower company in the world to reach net-zero emissions, maintaining CarbonNeutral® certification since 2020. For more information, please visit www.verticalbridge.com.

Advisors

  Rothschild & Co acted as sole financial advisor to Shentel and Lape Mansfield Nakasian + Gibson, LLC is acting as its legal counsel.
  Truist Securities, Inc. served as exclusive financial advisor to Vertical Bridge and Greenberg Traurig, LLP is acting as its legal counsel.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q. Those factors may include, among others, Shentel’s ability to satisfy the closing conditions for the initial closing (or the additional closing conditions for any subsequent closings) of the Transaction, the initial closing (and any subsequent closings) of the Transaction may not occur on time or at all, the ability to obtain the required regulatory approvals and satisfy the closing conditions required for Shentel’s pending acquisition of Horizon Telecom (the “Horizon Transaction”), the closing of the Horizon Transaction may not occur on time or at all, the expected savings and synergies from the Horizon Transaction may not be realized or may take longer or cost more than expected to realize, changes in overall economic conditions including rising inflation, regulatory requirements, changes in technologies, changes in competition, demand for our products and services, availability of labor resources and capital, natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, and other conditions. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:
Shenandoah Telecommunications Company
Jim Volk
Senior Vice President and Chief Financial Officer
540-984-5168
Jim.Volk@emp.shentel.com

Non-GAAP Financial Measures
Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss) from continuing operations calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, impairment, other income (expense), net, interest income, interest expense, income tax expense (benefit), stock compensation expense, transaction costs related to acquisition and disposition events (including professional advisory fees, integration costs and related compensatory matters), restructuring expense, tax on equity award vesting and exercise events and other non-comparable items. A reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided below herein.

The Company uses Adjusted EBITDA as a supplemental measure of performance to evaluate operating effectiveness and assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business growth strategy. Adjusted EBITDA is also a significant performance measure used by the Company in its incentive compensation programs. The Company believes that the exclusion of the expense and income items eliminated in calculating Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of the Company’s core operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operations. Accordingly, the Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA as an analytical tool has limitations, and investors and others should not consider it in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies may calculate Adjusted EBITDA or similarly titled measures differently, which may reduce its usefulness as a comparative measure.

Year Ended December 31, 2023
(in thousands)	Tower
Net income (loss)	$9,495
Depreciation and amortization	2,103
Impairment expense	—
Other income, net	—
Income tax expense (benefit)	—
Stock-based compensation	—
Restructuring charges and transaction related fees	—
Adjusted EBITDA	$11,598

1 The 226 tower sites being sold include 218 macro cellular towers and 8 small cell sites. The Transaction excludes 1 macro cellular tower that Shentel will retain.
2 Non-GAAP measure. See the disclosure captioned “Non-GAAP Financial Measures” below in this press release for more details and a reconciliation to the most comparable GAAP measure.